CLECO CORPORATION                                                                                                                                                                                                                                                                EXHIBIT 23(a)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-109506 and 333-55656) and Form S-8 (Nos. 33-10169, 33-26726, 33-38362, 33-44663, 333-44364, 333-59692 and 333-59696) of Cleco Corporation of our report dated March 14, 2005 relating to the financial statements, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
New Orleans, Louisiana
March 14, 2005